A special meeting of the shareholders of the Funds was held on
February 15, 2017. The matters voted on by the shareholders of the Funds and results of the votes at the shareholder meeting were as follows:

Proposal 1:
To approve a new investment advisory agreement between the
Corporation, on behalf of each Fund, and the Adviser.

    Fund  Shares Voted  % of Shares Voted  % of Oustanding Shares Voted
For    KSCVF  12,424,760  95.6%    71.8%
Against    KSCVF  226,850   1.8%    1.3%
Abstain    KSCVF  341,040   2.6%    2.0%
For    KSDVF  3,963,131  98.3%    86.0%
Against    KSDVF  29,280   0.7%    0.6%
Abstain    KSDVF  40,064   1.0%    0.9%
For    KSMVF  5,318,083  97.2%    80.5%
Against    KSMVF  73,319   1.3%    1.1%
Abstain    KSMVF  82,469   1.5%    1.3%
For    KMDVF  4,094,905  99.2%    93.3%
Against    KMDVF  17,976   0.4%    0.4%
Abstain    KMDVF  17,399   0.4%    0.4%
For    KACVF  2,924,261  99.1%    94.3%
Against    KACVF  14,761   0.5%    0.5%
Abstain    KACVF  11,482   0.4%    0.4%

Proposal passed

Proposal 2:
To approve a new plan of distribution, pursuant to Rule 12b-1 under the
Investment Company Act of 1940, for Class A Shares of each Fund.

    Fund  Shares Voted  % of Shares Voted  % of Oustanding Shares Voted
For    KSCVF  6,916,584  91.5%    67.7%
Against    KSCVF  232,584   3.1%    2.3%
Abstain    KSCVF  411,577   5.4%    4.0%
For    KSDVF  610,850   91.5%    77.8%
Against    KSDVF  28,366   4.2%    3.6%
Abstain    KSDVF  28,589   4.3%    3.6%
For    KSMVF  1,362,839  95.1%    76.7%
Against    KSMVF  32,242   2.2%    1.8%
Abstain    KSMVF  38,903   2.7%    2.2%
For    KMDVF  439,089   93.3%    68.0%
Against    KMDVF  15,111   3.2%    2.3%
Abstain    KMDVF  16,431   3.5%    2.5%
For    KACVF  458,967   94.1%    73.5%
Against    KACVF  15,973   3.3%    2.6%
Abstain    KACVF  12,474   2.6%    2.0%

Proposal passed

Proposal 3:
To Elect director nominees to the Board of Directors of the Corporation.

      Fund  Shares Voted % of Shares Voted % of Oustanding Shares Voted
Laura D. Alter - For    KSCVF  16,335,709  94.4%  94.4%
Laura D. Alter - Abstain   KSCVF  973,448   5.6%  5.6%
Anthony S. Colavita - For   KSCVF  16,326,699  94.3%  94.3%
Anthony S. Colavita - Abstain   KSCVF  982,458   5.7%  5.7%
James P. Conn - For    KSCVF  16,292,473  94.1%  94.1%
James P. Conn - Abstain    KSCVF  1,016,684  5.9%  5.9%
Nicholas F. Gallucio - For   KSCVF  16,328,698  94.3%  94.3%
Nicholas F. Gallucio - Abstain   KSCVF  980,459   5.7%  5.7%
Kevin M. Keeley - For    KSCVF  16,331,861  94.4%  94.3%
Kevin M. Keeley - Abstain   KSCVF  977,297   5.6%  5.7%
Jerome J. Klingenberger - For   KSCVF  16,323,084  94.3%  94.3%
Jerome J. Klingenberger - Abstain  KSCVF  986,073   5.7%  5.7%
Sean Lowry - For    KSCVF  16,318,344  94.3%  94.3%
Sean Lowry - Abstain    KSCVF  990,813   5.7%  5.7%
Michael J. Melarkey - For   KSCVF  16,321,859  94.3%  94.3%
Michael J. Melarkey - Abstain   KSCVF  987,299   5.7%  5.7%
Kuni Nakamura - For    KSCVF  16,334,138  94.4%  94.4%
Kuni Nakamura - Abstain    KSCVF  975,019   5.6%  5.6%
Laura D. Alter - For    KSDVF  4,552,743  98.8%  98.8%
Laura D. Alter - Abstain   KSDVF  55,860   1.2%  1.2%
Anthony S. Colavita - For   KSDVF  4,560,496  99.0%  99.0%
Anthony S. Colavita - Abstain   KSDVF  48,107   1.0%  1.0%
James P. Conn - For    KSDVF  4,533,013  98.4%  98.4%
James P. Conn - Abstain    KSDVF  75,590   1.6%  1.6%
Nicholas F. Gallucio - For   KSDVF  4,559,718  98.9%  98.9%
Nicholas F. Gallucio - Abstain   KSDVF  48,885   1.1%  1.1%
Kevin M. Keeley - For    KSDVF  4,559,559  98.9%  98.9%
Kevin M. Keeley - Abstain   KSDVF  49,044   1.1%  1.1%
Jerome J. Klingenberger - For   KSDVF  4,564,204  99.0%  99.0%
Jerome J. Klingenberger - Abstain  KSDVF  44,399   1.0%  1.0%
Sean Lowry - For    KSDVF  4,560,933  99.0%  99.0%
Sean Lowry - Abstain    KSDVF  47,670   1.0%  1.0%
Michael J. Melarkey - For   KSDVF  4,553,768  98.8%  98.8%
Michael J. Melarkey - Abstain   KSDVF  54,835   1.2%  1.2%
Kuni Nakamura - For    KSDVF  4,549,913  98.7%  98.7%
Kuni Nakamura - Abstain    KSDVF  58,690   1.3%  1.3%
Laura D. Alter - For    KSMVF  6,463,532  97.9%  97.9%
Laura D. Alter - Abstain   KSMVF  141,151   2.1%  2.1%
Anthony S. Colavita - For   KSMVF  6,451,824  97.7%  97.7%
Anthony S. Colavita - Abstain   KSMVF  152,859   2.3%  2.3%
James P. Conn - For    KSMVF  6,397,472  96.9%  96.9%
James P. Conn - Abstain    KSMVF  207,211   3.1%  3.1%
Nicholas F. Gallucio - For   KSMVF  6,453,182  97.7%  97.7%
Nicholas F. Gallucio - Abstain   KSMVF  151,501   2.3%  2.3%
Kevin M. Keeley - For    KSMVF  6,450,024  97.7%  97.7%
Kevin M. Keeley - Abstain   KSMVF  154,659   2.3%  2.3%
Jerome J. Klingenberger - For   KSMVF  6,453,182  97.7%  97.7%
Jerome J. Klingenberger - Abstain  KSMVF  151,501   2.3%  2.3%
Sean Lowry - For    KSMVF  6,452,349  97.7%  97.7%
Sean Lowry - Abstain    KSMVF  152,334   2.3%  2.3%
Michael J. Melarkey - For   KSMVF  6,440,954  97.5%  97.5%
Michael J. Melarkey - Abstain   KSMVF  163,729   2.5%  2.5%
Kuni Nakamura - For    KSMVF  6,458,980  97.8%  97.8%
Kuni Nakamura - Abstain    KSMVF  145,703   2.2%  2.2%
Laura D. Alter - For    KMDVF  4,380,598  99.9%  99.9%
Laura D. Alter - Abstain   KMDVF  6,487   0.1%  0.1%
Anthony S. Colavita - For   KMDVF  4,380,598  99.9%  99.9%
Anthony S. Colavita - Abstain   KMDVF  6,487   0.1%  0.1%
James P. Conn - For    KMDVF  4,380,598  99.9%  99.9%
James P. Conn - Abstain    KMDVF  6,487   0.1%  0.1%
Nicholas F. Gallucio - For   KMDVF  4,380,290  99.8%  99.9%
Nicholas F. Gallucio - Abstain   KMDVF  6,795   0.2%  0.1%
Kevin M. Keeley - For    KMDVF  4,381,572  99.9%  99.9%
Kevin M. Keeley - Abstain   KMDVF  5,512   0.1%  0.1%
Jerome J. Klingenberger - For   KMDVF  4,381,880  99.9%  99.9%
Jerome J. Klingenberger - Abstain  KMDVF  5,204   0.1%  0.1%
Sean Lowry - For    KMDVF  4,381,880  99.9%  99.9%
Sean Lowry - Abstain    KMDVF  5,204   0.1%  0.1%
Michael J. Melarkey - For   KMDVF  4,380,290  99.8%  99.9%
Michael J. Melarkey - Abstain   KMDVF  6,795   0.2%  0.1%
Kuni Nakamura - For    KMDVF  4,380,290  99.8%  99.9%
Kuni Nakamura - Abstain    KMDVF  6,795   0.2%  0.1%
Laura D. Alter - For    KACVF  3,067,544  98.9%  98.9%
Laura D. Alter - Abstain   KACVF  34,173   1.1%  1.1%
Anthony S. Colavita - For   KACVF  3,063,234  98.8%  98.8%
Anthony S. Colavita - Abstain   KACVF  38,483   1.2%  1.2%
James P. Conn - For    KACVF  3,064,989  98.8%  98.8%
James P. Conn - Abstain    KACVF  36,728   1.2%  1.2%
Nicholas F. Gallucio - For   KACVF  3,063,234  98.8%  98.8%
Nicholas F. Gallucio - Abstain   KACVF  38,483   1.2%  1.2%
Kevin M. Keeley - For    KACVF  3,065,789  98.8%  98.8%
Kevin M. Keeley - Abstain   KACVF  35,928   1.2%  1.2%
Jerome J. Klingenberger - For   KACVF  3,067,544  98.9%  98.9%
Jerome J. Klingenberger - Abstain  KACVF  34,173   1.1%  1.1%
Sean Lowry - For    KACVF  3,067,544  98.9%  98.9%
Sean Lowry - Abstain    KACVF  34,173   1.1%  1.1%
Michael J. Melarkey - For   KACVF  3,064,989  98.8%  98.8%
Michael J. Melarkey - Abstain   KACVF  36,728   1.2%  1.2%
Kuni Nakamura - For    KACVF  3,064,989  98.8%  98.8%
Kuni Nakamura - Abstain    KACVF  36,728   1.2%  1.2%

Proposal passed